Exhibit 99.1

Zoned Properties Reports Third Quarter 2021 Financial Results

SCOTTSDALE, Ariz., November 10, 2021 /BusinessWire/ -- Zoned Properties®, Inc. (the “Company” or “Zoned Properties”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries including legalized cannabis, today announced its financial results for the three and nine months ended September 30, 2021.

Third Quarter 2021 & Nine Months Ended September 30, 2021 Financial Results

  Revenue increased 28% to $387,365 for the third quarter of 2021, compared to $302,772 for the third quarter of 2020. This increase in revenues was primarily attributable to an increase in rent revenues from the Significant Tenants of $29,780 and an increase in brokerage revenues of $69,500, offset by a decrease in advisory revenues of $14,687.
  Operating expenses increased 77.0% to $440,816 for the third quarter of 2021, compared to $249,021 for the third quarter of 2020, an increase primarily due to the payment of brokerage commission splits of $42,500 on brokerage revenues and increases in compensation and benefits and consulting fees.
  For the nine months ended September 30, 2021, revenue increased 41.6%, while operating expenses only increased 36.7% as compared to the nine months ended September 30, 2020.
  Loss from operations amounted to $(53,451) for the third quarter of 2021, compared to income from operations of $53,751 for the third quarter of 2020, a decrease of $107,202.
  Income from operations amounted to $42,834 for the nine months ended September 30, 2021, compared to a loss from operations of $(3,198) for the nine months ended September 30, 2020, a positive change of $46,032.
  Net loss was $(95,495), or $(0.01) per basic share and diluted share, for the third quarter of 2021, compared to net income of $25,089, or $0.00 per basic and diluted share, for the third quarter of 2020.
  For the nine months ended September 30, 2021, net cash provided by operating activities was $387,999, compared to $48,470 for the nine months ended September 30, 2020.
  As of September 30, 2021, Zoned Properties had cash of $1,090,682, compared to $699,335 as of December 31, 2020.

Third Quarter 2021 & Nine Months Ended September 30, 2021 Company Highlights

  Zoned Properties Leadership Team: The Company has been successfully expanding its team of national real estate professionals for regulated industries. In the third quarter of 2021, Zoned Properties appointed Berekk Blackwell as Chief Operating Officer, Patrick Moroney as Director of Real Estate, and Joseph Lewis as Designated Broker. Zoned Properties has been recruiting a team of Senior Advisors and Project Managers with national cannabis and real estate expertise, as well.
  Zoned Properties Services Verticals: The Company’s expanding leadership team is continuing to scale the Company’s commercial real estate service verticals: Advisory Services, Brokerage Services, Franchise Services, and Property Technology (“PropTech”) Services.
    Zoned Properties Advisory Services: The Company has been expanding its team of Senior Advisors specializing in emerging and regulated industries, primarily focused on the national cannabis industry. The Company has been shifting its client engagement model away from smaller, one-time engagements, and moving to engagements as the client’s outsourced real estate brain trust synced for longer-term client relationships. The team anticipates a successful transition to this updated advisory structure, which should be positively reflected in upcoming quarters.
    Zoned Properties Brokerage Services: Our Brokerage Team is currently engaged with national cannabis organizations, national buyers, investors, and exclusive client listings with over $500,000 in commission potential across dozens of commercial real estate projects. Our Brokerage Team anticipates revenue from these potential commissions to be realized in the coming quarters.
    Zoned Properties Franchise Services: Zoned Properties and national cannabis retail franchisor, Open Dør Dispensaries, are in the process of vetting operational partners from across the country to target a number of existing and new state markets. As the commercial real estate partner, Zoned Properties will benefit both directly and indirectly from the relationship. As an investor, the Company will receive a percentage of initial franchise fees and renewal fees, and as a partner the Company is positioned to provide commercial real estate investments for prospective franchise locations. Zoned Properties also has the opportunity to convert its existing debt investment for up to a 33% equity stake in the franchisor organization.
    Zoned Properties PropTech Services: Property Technology platform solutions have the opportunity for national scale and service to regulated markets such as cannabis. Over the past year, Zoned Properties and Zoneomics have teamed up to solve one of the biggest challenges in cannabis real estate: how to identify appropriately zoned properties that can be permitted for cannabis operations. In the coming weeks, the project team will be formally introducing our platform to the marketplace. Under the brand, “Rezone”, the PropTech platform has the opportunity to democratize commercial real estate intelligence, providing hundreds of thousands of service professionals and business operators with the information they need to successfully develop regulated real estate projects.

  Zoned Properties Property Portfolio: Over $8,000,000 of capital has been invested to-date by the Company’s Significant Tenant at the Chino Valley Cultivation Facility.
    The Company’s Significant Tenant will maintain the master rights to the property and facilities through the remainder of the Lease Agreement. Effective September 1, 2021, operational square footage increased from 40,000 square feet to 67,512 square feet, and the new base rental payments at the facility increased 68% from $32,800 per month to $55,195 per month including three out of four new building structures in the phase one expansion that became fully completed and operational.
    The fourth additional building site is in completion stages for technology and operational packages along with compliance inspections. The parties expect that, upon final completion, they will enter into another lease amendment reflecting the increased operational square footage and increased base rental payments. Operational square footage would increase from 67,512 square feet to 97,512 square feet, and base rental payments at the facility would increase an additional 69% from $55,195 per month to $79,795 per month reflecting the entirety of the phase one expansion.
    Upon completion of the entirety of the phase one expansion, the annualized base rental payments will increase to $957,550 reflecting an increase of 143% from previous annualized base rental payments of $393,600.
    The Chino Valley property also includes an approved master plan for a phase two expansion of operational and rentable square footage that is construction ready and may proceed at the Tenant’s election. If the Tenant elects to proceed with phase two, the additional square footage of operational and rentable building space could include another 60,000 square feet for a total of 157,512 square feet of operational and rentable building space at the facility, which would equate to an annualized rental rate of $1,549,918 plus additional rental payments under the triple-net lease.

“Our value proposition and business thesis at Zoned Properties, which is centrally focused on real estate development in the regulated cannabis space, has never been stronger. We continue to strengthen our team of subject-matter experts who know how to navigate the complexity of cannabis real estate and deliver tangible value for our company and our clients across the county,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “We have successfully positioned the Company with a debt-free, cash-flowing portfolio of expanding properties that can support innovative and scalable growth for the future of the Company. One of the final puzzle pieces that will shape the future of Zoned Properties will be confirming long-term capital partners who understand our mission, vision, and capital opportunities we’ve spent years creating to build value for investors, shareholders, and stakeholders.”

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development and investment model; Advisory Services, Brokerage Services, Franchise Services, and PropTech Data Services each cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Real Estate Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 14269 N. 87th Street, Suite 205, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COVID-19 Statement

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain. Currently, all of the properties in our portfolio are open to our Significant Tenants pursuant to state and local government requirements. We did not experience in 2020, and to date have not experienced in 2021, any material changes to our operations from COVID-19. We do not anticipate any such material changes for the remainder of 2021. Our tenants are continuing to generate revenue at these properties and they have continued to make rental payments in full and on time and we believe the tenants’ liquidity position is sufficient to cover its expected rental obligations. Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business if the properties must close or if the tenants are otherwise unable or unwilling to make rental payments. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our properties and a decreased ability to raise additional capital when needed on acceptable terms, if at all. At this time, the Company is unable to estimate the impact of this event on its operations.

Media Relations

Proven Media

Neko Catanzaro

Tel (401) 484-4980

neko@provenmediaservices.com

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com